EX-99.1

SHOE CARNIVAL REPORTS FIRST QUARTER FISCAL 2023 RESULTS

Evansville, Indiana, May 24, 2023 - Shoe Carnival, Inc. (Nasdaq: SCVL) (the "Company"), a leading retailer of footwear and accessories for the family, today reported results for the first quarter ended April 29, 2023.

Highlights

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Customer count accelerated to a record high 32.7 million loyalty members, up 12 percent versus prior year.
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Customer conversion climbed to highest level in 7 consecutive quarters.
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Net sales declined 11.4 percent on lower traffic.
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Gross profit margin exceeded 35 percent for the 9th consecutive quarter.
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Annual guidance is updated, reflective of first quarter results and consumer trends.

Unfavorable weather and persistent consumer pressure from both inflation and lower federal tax refunds negatively impacted first quarter 2023 traffic. Top-line sales and bottom-line earnings in first quarter 2023 were at the lower end of Company expectations, but still ranked near the top of any first quarter in Company history. Today, the Company is providing updated annual guidance, reflective of first quarter results and consumer trends.

“Despite the slower than expected start to 2023, our customer base grew at the fastest pace of the last three years, climbing to a record high of 32.7 million members at quarter end. With the continued strategic growth of our CRM and digital platforms, we now reach a critical mass of American households, engaging with approximately 1 out of every 8 adults ongoing, growth of nearly 65 percent from just five years ago. I am most pleased our instore shopping experience is continuing to drive high conversion, and we once again captured market share growth within this challenging economic backdrop,” said Mark Worden, President and Chief Executive Officer.

“As we move into summer and our most important back-to-school season, we are positioned well for continued market share growth, inventory improvement, and rapid cash generation. Our industry leading merchant team and strategic partners have delivered a compelling product assortment, and our athletic inventory position is sharply improved versus the prior year position. With these customer, instore experience and inventory improvements, we are ready to fuel sales acceleration once the broader economic conditions improve,” concluded Mr. Worden.

Operating Results

First quarter 2023 net sales of $281.2 million ranked in the top three of any first quarter in Company history, but were down 11.4 percent compared to first quarter 2022. The lower net sales compared to 2022 resulted primarily from reduced traffic. The Company believes the lower traffic was primarily driven by persistent inflation and a nearly 9 percent reduction in federal tax refunds compared to first quarter

2022. Unfavorable weather also impacted net sales, with spring seasonal product down approximately 23 percent compared to first quarter 2022.

First quarter 2023 gross profit margin of 35.0 percent was down 50 basis points from prior year and continued to be over 500 basis points higher versus pre-pandemic 2019. Merchandise margin decreased 30 basis points compared to first quarter 2022, reflecting an increase in promotional intensity. Buying, distribution and occupancy (“BDO") costs were lower in the quarter compared to first quarter 2022; however on lower sales, BDO decreased gross profit margin by 20 basis points. The BDO costs were lower in first quarter 2023 as freight and distribution costs declined versus 2022 through active management, contract renegotiation and normalization.

Selling, general and administrative expenses were controlled to be nearly flat in first quarter 2023 compared to first quarter 2022, with higher depreciation and healthcare costs offset by reduced selling costs.

First quarter 2023 net income was $16.5 million, or $0.60 per diluted share (“EPS”), compared to first quarter 2022 of $26.9 million, or $0.95 per diluted share. The EPS earned in first quarter 2023 was 30.4 percent higher than pre-pandemic first quarter 2019.

Merchandise Inventory

As the athletic supply chain disruption experienced last year has eased, a significantly improved athletic merchandise assortment is expected to be available for back-to-school shopping this year. Both aged inventory and seasonal carryover inventories are in line, and there is no current expectation of deep discounting to liquidate merchandise.

Significant progress was made in first quarter 2023 to reduce inventory. First quarter 2023 ending inventory was approximately $45 million higher than the prior year, compared to $105 million higher than the prior year just three months ago. After back-to-school shopping, the Company expects inventory to be lower than last year and to be approximately $40 million lower by year end 2023 compared to year end 2022.

Capital Management

The 2022 fiscal year end marked the 18thconsecutive year the Company ended a year with no debt, and through the first quarter 2023, the Company has also funded its operations without debt. At the end of first quarter 2023, the Company had $40+ million of cash, cash equivalents and marketable securities and approximately $100 million in borrowing capacity. With the expectation of strong back-to-school shopping and conversion of current inventory into cash, cash flow from operations is expected to more than fully fund remodels and store growth planned in the back half of fiscal 2023.

Fiscal 2023 Updated Earnings Guidance

Given first quarter lower end results and consumer trends, the Company has lowered its guidance for the full year and now expects EPS, net sales and gross profit margin within the following ranges for 2023, which includes 53 weeks:

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EPS: $3.60 to $3.85
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Net sales: $1.23 billion to $1.25 billion
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Gross profit margin: 36 to 37 percent

Store Count, Modernization and Planned Store Growth

The Company ended its first quarter 2023 with 397 total stores, 372 Shoe Carnival stores and 25 Shoe Station stores. During first quarter 2023, the Company opened one Shoe Station store and the Shoe Station e-commerce site, www.shoestation.com, went live. The Company is on track to operate over 400 stores in third quarter 2023.

The Company is currently modernizing its Shoe Carnival fleet through a multi-year, remodel program. Over 40 percent is currently complete and by the end of fiscal 2023, the Company is on track to complete approximately 60 percent of the stores.

The Company has a strategic growth roadmap in place to surpass 500 stores and be a multi-billion dollar retailer in 2028, inclusive of organic and acquired growth.

Share Repurchase Program

As of April 29, 2023, the Company had $50 million available for future repurchases under its share repurchase program, and during first quarter 2023, the Company did not repurchase any shares.

Conference Call

Today, at 8:30 a.m. Eastern Time, the Company will host a conference call to discuss the first quarter results. Participants can listen to the live webcast of the call by visiting Shoe Carnival's Investors webpage at www.shoecarnival.com. While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors. A replay of the webcast will be available on the Company’s website beginning approximately two hours after the conclusion of the conference call and will be archived for one year.

Annual Shareholder Meeting

As previously announced, the Company will hold its Annual Meeting of Shareholders at 8:30 a.m. Eastern Time on June 20, 2023. Information about the annual meeting and related material, including the Company's proxy statement and annual report, can be found on the Company's Investors web page.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of May 24, 2023, the Company operates 398 stores in 35 states and Puerto Rico under its Shoe Carnival and Shoe Station banners and offers shopping at www.shoecarnival.com and www.shoestation.com. Headquartered in Evansville, IN, Shoe Carnival, Inc. trades on The Nasdaq Stock Market LLC under the symbol SCVL. Press releases and annual reports are available on the Company's website at www.shoecarnival.com.

Contact Information

Erik D. Gast

Shoe Carnival Investor Relations

(812) 867-4034

Cautionary Statement Regarding Forward-Looking Information

As used herein, “we”, “our” and “us” refer to Shoe Carnival, Inc. This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: our ability to control costs and meet our labor needs in a rising wage, inflationary, and/or supply chain constrained environment; our ability to maintain current promotional intensity levels; the effects and duration of economic downturns and unemployment rates; our ability to achieve expected operating results, synergies, and other benefits from the Shoe Station acquisition within expected time frames, or at all; the potential impact of national and international security concerns, including those caused by war and terrorism, on the retail environment; general economic conditions in the areas of the continental United States and Puerto Rico where our stores are located; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales; our ability to successfully navigate the increasing use of online retailers for fashion purchases and the impact on traffic and transactions in our physical stores; the success of the open-air shopping centers where many of our stores are located and its impact on our ability to attract customers to our stores; our ability to attract customers to our e-commerce platform and to successfully grow our omnichannel sales; the effectiveness of our inventory management, including our ability to manage key merchandise vendor relationships and direct-to-consumer initiatives; changes in our relationships with other key suppliers; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; our ability to successfully manage our current real estate portfolio and leasing obligations; changes in weather, including patterns impacted by climate change; changes in consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the impact of natural disasters, public health and political crises, civil unrest, and other catastrophic events on our operations and the operations of our suppliers, as well as on consumer confidence and purchasing in general;

the duration and spread of a public health crisis, such as COVID-19, and the mitigating efforts deployed, including the effects of government stimulus on consumer spending; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cybersecurity breach; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to identify, consummate or effectively integrate future acquisitions, our ability to implement and adapt to new technology and systems, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; an increase in the cost, or a disruption in the flow, of imported goods; the impact of regulatory changes in the United States, including minimum wage laws and regulations, and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; continued volatility and disruption in the capital and credit markets; future stock repurchases under our stock repurchase program and future dividend payments.; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “aims,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends”

or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

Financial Tables Follow

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	April 29, 2023	April 30, 2022
Net sales	$281,184	$317,527
Cost of sales (including buying, distribution and occupancy costs)	182,667	204,664
Gross profit	98,517	112,863
Selling, general and administrative expenses	77,578	77,479
Operating income	20,939	35,384
Interest income	(478)	(32)
Interest expense	66	95
Income before income taxes	21,351	35,321
Income tax expense	4,825	8,424
Net income	$16,526	$26,897
Net income per share:
Basic	$0.61	$0.96
Diluted	$0.60	$0.95
Weighted average shares:
Basic	27,223	27,996
Diluted	27,505	28,331

Cash dividends declared per share	$0.100	$0.090

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	April 29,	January 28,	April 30,
	2023	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$32,587	$51,372	$86,179
Marketable securities	11,535	11,601	10,965
Accounts receivable	3,084	3,052	14,442
Merchandise inventories	389,508	390,390	345,021
Other	16,836	13,308	14,592
Total Current Assets	453,550	469,723	471,199
Property and equipment – net	150,487	141,435	110,033
Operating lease right-of-use assets	312,760	318,612	222,259
Intangible assets	32,600	32,600	32,600
Goodwill	12,023	12,023	11,698
Other noncurrent assets	15,209	15,388	13,945
Total Assets	$976,629	$989,781	$861,734

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$55,853	$78,850	$116,837
Accrued and other liabilities	21,314	20,281	31,243
Current portion of operating lease liabilities	58,077	58,154	51,287
Total Current Liabilities	135,244	157,285	199,367
Long-term portion of operating lease liabilities	279,168	285,074	195,426
Deferred income taxes	14,526	11,844	409
Deferred compensation	9,809	9,840	10,482
Other	202	170	336
Total Liabilities	438,949	464,213	406,020
Total Shareholders’ Equity	537,680	525,568	455,714
Total Liabilities and Shareholders’ Equity	$976,629	$989,781	$861,734

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	April 29, 2023	April 30, 2022
Cash Flows From Operating Activities
Net income	$16,526	$26,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,697	4,677
Stock-based compensation	1,209	1,240
Loss on retirement and impairment of assets, net	19	22
Deferred income taxes	2,682	3,108
Non-cash operating lease expense	15,163	11,998
Other	180	304
Changes in operating assets and liabilities:
Accounts receivable	(32)	(283)
Merchandise inventories	882	(59,816)
Operating leases	(15,295)	(12,942)
Accounts payable and accrued liabilities	(23,128)	41,697
Other	(2,851)	801
Net cash provided by operating activities	2,052	17,703

Cash Flows From Investing Activities
Purchases of property and equipment	(15,005)	(26,907)
Investments in marketable securities	(21)	(6)
Sales of marketable securities	0	3,040
Net cash used in investing activities	(15,026)	(23,873)

Cash Flow From Financing Activities
Proceeds from issuance of stock	57	45
Dividends paid	(2,941)	(2,576)
Purchase of common stock for treasury	0	(20,515)
Shares surrendered by employees to pay taxes on stock-based compensation awards	(2,927)	(2,048)
Net cash used in financing activities	(5,811)	(25,094)
Net decrease in cash and cash equivalents	(18,785)	(31,264)
Cash and cash equivalents at beginning of period	51,372	117,443
Cash and cash equivalents at end of period	$32,587	$86,179